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                                                                    Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-54398, 333-07515, 333-43547, 333-56697, 333-32118, 333-62714 and 333-116431
on Form S-8 and Nos. 333-96369, 333-116155 and 333-132151 on Form S-3 of
Metretek Technologies, Inc. (f.k.a. Marcum Natural Gas Services, Inc.) of our report dated March 25, 2004 (March 10, 2005 as to the effects of the discontinued operations described in Note 3 and the adoption of EITF 03-6, "Participating Securities and the Two-Class Method Under FASB Statement No. 128 described in Note 1), which report expresses an unqualified opinion and includes an explanatory paragraph relating to the discontinued operations described in
Note 3 and the adoption of EITF 03-6 described in Note 1 appearing in this Annual Report on Form 10-K of Metretek Technologies, Inc. for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP

Denver, Colorado
March 17, 2006